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                                                                     Exhibit 3.3

                         Bylaws of Shochet Holding Corp.




                                                      Adopted: November 30, 1999


                                     BY-LAWS
                                       OF
                              SHOCHET HOLDING CORP.
                           --------------------------


                                    Article I

                                     OFFICES

         1.1 Registered Office. The registered office shall be established and maintained in the City of Dover, County of Kent, State of Delaware and National Corporate Research, Ltd. shall be the registered agent of the corporation in charge thereof. The Board of Directors (the "Board") may change the location of the registered office and the registered agent in charge thereof as it deems appropriate, in its sole discretion.

         1.2 Other Offices. The corporation may have other offices, either within or without the State of Delaware, at such place or places as the Board may from time to time appoint or the business of the corporation may require.


                                   Article II

                                  STOCKHOLDERS

         2.1 Annual Meetings of Stockholders. The annual meeting of stockholders shall be held on the 10th day of June in each year, or as soon thereafter as practicable, and shall be held at a place and time determined by the Board.

         2.2 Special Meetings of Stockholders. Special meetings of stockholders may be called by resolution of the Board or by the Chairman and/or President of the corporation, and shall be called by the Chairman, President or Secretary, upon the request in writing of a majority of the directors then in office or of the stockholders of record owning a majority of the issued and outstanding voting stock of the corporation, which request shall state the purpose or purposes of the proposed meeting.

         2.3 Place and Time of Stockholders' Meetings. All meetings of the stockholders of the corporation shall be held in or outside the State of Delaware at the place and time specified by the Board.



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         2.4 Notice of Meetings of Stockholders. Written notice of each meeting of stockholders shall be given to each stockholder of record entitled to vote at the meeting, except that no notice of any adjourned meeting need be given except when required under Section 2.7 (d). Each notice of meeting shall be given, personally or by mail, not less than 10 nor more than 60 days before the date of the meeting, and, unless, it is the annual meeting, shall state at whose direction or request the meeting is called and the purposes for which it is called. Such notice, if mailed, shall be deemed given when deposited in the United States mail, postage prepaid, directed to the stockholder at his or her address on the records of the corporation.

         2.5 Business To Be Transacted at Annual Meetings. At each annual meeting, the stockholders shall elect the directors whose terms of office shall expire at such meeting. At any such annual meeting any further proper business may be transacted. To be properly brought before an annual meeting, business must be (a) specified in the notice of the meeting (or any supplement thereto) given by or at the direction of the Board, (b) otherwise properly brought before the meeting, or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given written notice thereof, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the corporation, not later than 90 days in advance of such meeting. Any such notice shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or By-laws of the corporation, the language of the proposed amendment, (ii) the name and address of the stockholder proposing such address, (iii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business, and (iv) any material interest of the stockholder in such business. Stockholders wishing to nominate directors for election must comply with the additional requirements of Section 2.6 below. No business shall be conducted at an annual meeting of stockholders except in accordance with this Section and the chairman of any annual meeting of stockholders may refuse to permit any business to be brought before an annual meeting without compliance with the foregoing procedures.

         2.6 Nominations for Directors. Nominations for the election of directors may be made by the Board of Directors or by any stockholder entitled to vote for the election of directors. Any stockholder entitled to vote for the election of directors at a meeting may nominate a person or persons for election as directors only if written notice of such stockholder's intent to make such nomination is given, either by personal delivery or by United States mail, postage prepaid, to the Secretary of the Corporation not later than 90 days in advance of such meeting. Each notice of a stockholder's intent to make such nomination shall set forth the information set forth in Section 2.6 above and, in addition, the following information: (a) a description of all arrangements and understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder; (b) such other information regarding each nominee proposed by the stockholder as would have been required to be included in a proxy statement filing pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated, or intended to be nominated, by the Board of Directors; and (c) the consent of each nominee to serve as a Director of the Corporation if so elected. The chairman of any meeting of stockholders to elect directors and


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the Board of Directors may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedures.

         2.7 Quorum of Stockholders.

                  (a) Unless otherwise provided by the Certificate of Incorporation or by law, at any meeting of the stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of the votes thereat shall constitute a quorum.

                  (b) In the absence of a quorum, a majority in voting interest of those present or, if no stockholders are present, any officer entitled to preside or to act as chairman of the meeting may adjourn the meeting until a quorum is present. Notice of any adjourned meeting, other than announcement at the meeting, shall not be required to be given, except as provided in paragraph
(d) below and except where expressly required by law.

                  (c) At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting originally called but only those stockholders entitled to vote at the meeting as originally noticed shall be entitled to vote at any adjournment or adjournments thereof, unless a new record date is fixed by the Board.

                  (d) If an adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given pursuant to Section 2.4.

         2.8 Chairman and Secretary of Meeting. The Chairman, or, in his or her absence, the President, shall preside at meetings of the stockholders. The Secretary or, in his or her absence, an Assistant Secretary, shall act as secretary of the meeting, or if neither is present, then the presiding officer may appoint a person to act as secretary of the meeting.

         2.9 Voting by Stockholders. Except as may be otherwise provided by the Certificate of Incorporation or these by-laws, each stockholder shall be entitled to one vote for each share of stock having voting power registered in his or her name on the corporation's records. Corporate action to be taken by stockholder vote, other than the election of directors, shall be authorized by a majority of the votes cast at a meeting of stockholders, except as otherwise provided by law or Section 2.14. Directors shall be elected in the manner provided in Section 3.2. Voting need not be by written ballot unless requested by a stockholder at the meeting or ordered by the chairman of the meeting; however, all elections of directors shall be by written ballot unless the Certificate of Incorporation shall provide otherwise.

         2.10 Proxies. Any stockholder entitled to vote at any meeting of stockholders may vote either in person or by proxy. Every proxy shall be in writing, subscribed by the stockholder or his or her duly authorized attorney-in-fact. No proxy shall be valid after three years from its date unless it provides otherwise.

         2.11 Inspectors. The election of directors and any other vote by ballot at any meeting of the stockholders shall be supervised by at least two inspectors. Such inspectors shall be appointed


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by the Board in advance of the meeting. If one or both inspectors so appointed shall refuse to serve or shall not be present, such appointment shall be made by the officer presiding at the meeting.

         2.12 List of Stockholders.

                  (a) At least ten days before every meeting of stockholders the Secretary shall prepare and make a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder.

                  (b) During ordinary business hours, for a period of at least ten days prior to the meeting, such list shall be open to examination by any stockholder for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held.

                  (c) The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and it may be inspected by any stockholder who is present.

                  (d) The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this
Section 2.12 or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

         2.13 Procedure at Stockholders' Meetings. Except as otherwise provided by these by-laws or any resolutions adopted by the stockholders or Board, the order of business and all other matters of procedure at every meeting of stockholders shall be determined by the presiding officer. Not less than 15 minutes following the presentation of any resolution to any meeting of stockholders, the presiding officer may announce that further discussion on such resolution shall be limited to not more than three persons who favor and not more than three persons who oppose such resolution, each of whom shall be designated by the presiding officer and shall thereupon be entitled to speak thereon for not more than five minutes. After such persons, or such a lesser number thereof as shall advise the presiding officer of their desire so to speak, shall have spoken on such resolution, the presiding officer may direct a vote on such resolution without further discussion thereon at the meeting.

         2.14 Action By Consent Without Meeting. Unless otherwise provided by the Certificate of Incorporation, any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.




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                                   Article III

                                    DIRECTORS

         3.1 Powers of Directors. The property, business and affairs of the corporation shall be managed by the Board which may exercise all the powers of the corporation except such as are by the law of the State of Delaware or the Certificate of Incorporation or these by-laws required to be exercised or done by the stockholders.

         3.2 Number, Classes, Election, Terms of Office of Directors. The number of directors which shall constitute the Board shall be not less than two and not more than twelve, as fixed by resolution of the Board. The term of office of each director shall expire at the annual meeting next ensuing. The number of directors may be changed by resolution of a majority of the entire Board, but no decrease may shorten the term of any incumbent director. Directors shall be elected by a plurality of the votes cast and shall hold office until his or her successor is elected and qualified. Directors need not be stockholders. As used in these by-laws, the term "entire Board" means the total number of directors which the corporation would have if there were no vacancies on the Board.

         3.3 Vacancies on Board of Directors; Removal.

                  (a) Any director may resign his or her office at any time by delivering his or her resignation in writing to the President or the Secretary. It will take effect at the time specified therein or, if no time is specified, it will be effective at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

                  (b) Any vacancy, or newly created directorship resulting from any increase in the authorized number of directors, may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director, and any director so chosen shall hold office until the next annual meeting of stockholders at which his or her class of directors is to be elected and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal.

                  (c) Any director may be removed with cause at any time by the affirmative vote of stockholders holding of record in the aggregate at least a majority of the outstanding shares of stock of the corporation entitled to vote, given at a special meeting of the stockholders called for that purpose.

         3.4 Meetings of the Board of Directors.

                  (a) The Board may hold its meetings, both regular and special, either within or outside the State of Delaware.

                  (b) Regular meetings of the Board may be held at such time and place as shall from time to time be determined by resolution of the Board. No notice of such regular meetings


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shall be required. If the date designated for any regular meeting be a legal holiday, then the meeting shall be held on the next day which is not a legal holiday.

                  (c) The first meeting of each newly elected Board shall be held immediately following the annual meeting of the stockholders for the election of officers and the transaction of such other business as may come before it. If such meeting is held at the place of the stockholders' meeting, no notice thereof shall be required.

                  (d) Special meetings of the Board shall be held whenever called by direction of the President or at the written request of any two directors.

                  (e) The Secretary shall give notice to each director of any special meeting of the Board by mailing the same at least three days before the meeting or by telegraphing, telexing, or delivering the same not later than the day before the meeting. Unless required by law, such notice need not include a statement of the business to be transacted at, or the purpose of, any such meeting. Any and all business may be transacted at any meeting of the Board. No notice of any adjourned meeting need be given. No notice to or waiver by any director shall be required with respect to any meeting at which the director is present.

         3.5 Quorum and Action. Unless provided otherwise by law or the Certificate of Incorporation, a majority of the entire Board shall constitute a quorum for the transaction of business; but if there shall be less than a quorum at any meeting of the Board, a majority of those present may adjourn the meeting from time to time. The vote of a majority of the directors present at any meeting at which a quorum is present shall be necessary to constitute the act of the Board.

         3.6 Presiding Officer and Secretary of Meeting. The President, or, in his or her absence, any Vice President, or, in their absence a member of the Board selected by the members present, shall preside at meetings of the Board. The Secretary shall act as secretary of the meeting, but in his or her absence the presiding officer may appoint a secretary of the meeting.

         3.7 Action by Consent Without Meeting. Any action required or permitted to be taken at any meeting of the Board or of any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes or proceedings of the Board or committee.

         3.8 Action by Telephonic Conference. Members of the Board or any committee designated by the Board may participate in a meeting of the Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.

         3.9 Committees.

                  (a) The Board may, by resolution or resolutions passed by a majority of the entire Board, designate one or more committees, each committee to consist of two or more directors. The Board may designate one or more directors as alternate members of any committee, who may replace


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any absent or disqualified member at any meeting of the committee. In the absence or disqualification of any member of such committee or committees, the member or members thereof present at any such meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

                  (b) Any such committee, to the extent provided in the resolution or resolution of the Board, or in these by-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power of authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the corporation's property and assets, recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or amending the by-laws of the corporation; and unless the resolution, these by-laws, or the Certificate of Incorporation expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.

         3.10 Compensation of Directors. Directors who are not employees of the corporation shall receive such reasonable compensation for their service on the Board or any committees thereof, whether in the form of salary or a fixed fee for attendance at meetings, or both, with expenses, if any, as the Board may from time to time determine. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

         3.11 Contracts.

                  (a) No contract or other transaction between this corporation and any other corporation shall be impaired, affected or invalidated, nor shall any director be liable in any way, by reason of the fact that any one or more of the directors is or are interested in, or is a director or officer, or are directors or officers of such other corporation, provided that such facts are fully disclosed or made known to the Board prior to the Board considering such contract or other transaction.

                  (b) Any director, personally and individually, may be a party to or may be interested in any contract or transaction of this corporation, and no director shall be liable in any way by reason of such interest, provided that the fact of such interest be disclosed or made known to the Board, and provided that the Board shall authorize, approve or ratify such contract or transaction by the vote (not counting the vote of any such director) of a majority of a quorum, notwithstanding the presence of any such director at the meeting at which such action is taken. Such director or directors may be counted in determining the presence of a quorum at such meeting. This Section shall not be construed to impair or invalidate or in any way affect any contract or other transaction which would otherwise be valid under the law (common, statutory or otherwise) applicable thereto.

                  (c) Except as provided otherwise in these by-laws, the Board may authorize any officer, agent or employee of this corporation, in the name and on behalf of this corporation, to enter


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into any contract or execute and deliver any instrument; provided however, that any material contract or other instrument of this corporation which is entered into with our parent corporation, Research Partners International, Inc. ("RPII"), and any affiliates of RPII after the date these by-laws are adopted by the Board, may not be executed and delivered by any officer, agent or employee of this corporation unless (a) such contract is contemplated by the Intercompany Services Agreement between this corporation and RPII entered into in November 1999 and if not, (b) such contract or other instrument is approved by at least a majority of the directors of the Board who are not affiliated with RPII or its affiliates for the two year period prior to the date of approval, or if there is only one or two such directors, then by one of such directors. This provision may not be amended except with the approval of non-affiliated directors as in the same manner as for contracts and other instruments between this corporation and RPII and its affiliates. Such authorization may be general or confined to specific instances. Unless so authorized by the Board or these by-laws, no officer, agent or employee shall have any power of authority to bind this corporation by any contract or engagement, with the purpose of pledging this corporation's credit or rendering it pecuniarily liable for any purpose or to any amount. This Section 3.11(c) shall be of no further effect upon the earlier of (i) the date that RPII owns less than 50% of the securities eligible to elect the majority of the directors of this corporation and (ii) the third anniversary of the effective date of the registration statement filed by this corporation with the Securities and Exchange Commission in connection with this corporation's initial public offering.

                                   Article IV

                                    OFFICERS

         4.1 Officers, Title, Elections, Terms.

                  (a) The executive officers of the corporation are the Chairman, President, one or more Vice Presidents, the Treasurer and the Secretary. The executive officers shall be elected by the Board at its annual meeting following the annual meeting of the stockholders, to serve, subject to these by-laws, until the next annual meeting of the Board and until their respective successors are elected and qualify.

                  (b) The Board may elect or appoint at any time, and from time to time, additional officers or agents with such duties as it may deem necessary or desirable. Such additional officers shall serve at the pleasure of the Board or otherwise as shall be specified by the Board at the time of such election or appointment. Two or more offices may be held by the same person.

                  (c) Any vacancy in any office may be filled for the unexpired portion of the term by the Board.

                  (d) Any officer may resign his or her office at any time, subject to such officer's contractual commitments to the corporation. Such resignation shall be made in writing and shall take effect at the time specified therein or, if no time be specified, at the time of its receipt by the corporation. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.



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                  (e) The salaries of all officers of the corporation shall be fixed by the Board of Directors or the Board's Compensation Committee, if any.

         4.2 Removal of Elected Officers. Any executive officer may be removed at any time, either with or without cause, by resolution adopted at any regular or special meeting of the Board by a majority of the directors then in office.

         4.3 Duties.

                  (a) Chairman. The Chairman, subject to the control of the Board of Directors, shall supervise and control the business and affairs of the corporation.

                  (b) President. The President shall be the chief operating officer of the corporation. The President, subject to the control of the Chairman and the Board of Directors, shall supervise and control the day-to-day business and affairs of the corporation. He or she shall see that all orders and resolutions of the Board are carried into effect (unless any such order or resolution shall provide otherwise), and in general shall perform all duties incident to the office of president and such other duties as may be prescribed by the Board from time to time.

                  (c) Vice President. Each Vice President, if any, shall have such powers and perform such duties as the Board may determine or as may be assigned to him by the President or Chairman. In the absence of the President or in the event of his or her death, or inability or refusal to act, the Vice President (or in the event there be more than one Vice President, the Vice Presidents in the order designated at the time of their election, or in the absence of any designation, then in the order of their election) shall perform the duties of the President and when so acting, shall have all the powers and be subject to all the restrictions upon the President.

                  (d) Treasurer. The Treasurer shall (i) have charge and custody of and be responsible for all funds and securities of the corporation; (ii) receive and give receipts for moneys due and payable to the corporation from any source whatsoever; (iii) deposit all such moneys in the name of the corporation in such banks, trust companies, or other depositories as shall be selected by resolution of the Board; and (iv) in general perform all duties incident to the office of treasurer and such other duties as from time to time may be assigned to him by the Chairman, President or by the Board. He or she shall, if required by the Board, give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board shall determine.

                  (e) Secretary. The Secretary shall (i) keep the minutes of the meetings of the stockholders, the Board, the Executive Committee (if designated), and all other committees, if any, of which a secretary shall not have been appointed, in one or more books provided for that purpose; (ii) see that all notices are duly given in accordance with the provisions of these by-laws and as required by law; (iii) be custodian of the corporate records and of the seal of the corporation and see that the seal of the corporation is affixed to all documents, the execution of which on behalf of the corporation under its seal, is duly authorized; (iv) keep a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholder; (v) have general charge of stock transfer books of the corporation; and (vi) in general perform all duties incident to the office


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of secretary and such other duties as from time to time may be assigned to him by the Chairman, President or by the Board.

                  (f) Assistant Secretaries and Assistant Treasurers. At the request of the Board or Secretary, or in the absence or disability of the Secretary, one or more Assistant Secretaries designated by him or by the Board shall have all the powers of the Secretary for such period as he or she or it may designate or until he or she or it revokes such designation. At the request of the Board or Treasurer or in the absence or disability of the Treasurer, one or more Assistant Treasurers designated by him or by the Board shall have all the powers of the Treasurer for such period as he or she or it may designate or until he or she or it revokes such designation. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties as shall be assigned to them by the Secretary or the Treasurer, respectively, or by the Chairman, President or the Board.

                                    Article V

                                  CAPITAL STOCK

         5.1 Stock Certificates.

                  (a) Every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by the Chairman, President or a Vice President, and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, certifying the number of shares owned by him or her.

                  (b) If such certificate is countersigned by a transfer agent other than the corporation or its employee, or by a registrar other than the corporation or its employee, the signatures of the officers of the corporation may be facsimiles, and, if permitted by law, any other signature may be a facsimile.

                  (c) In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer at the date of issue.

                  (d) Certificates of stock shall be issued in such form not inconsistent with the Certificate of Incorporation as shall be approved by the Board. They shall be numbered and registered in the order in which they are issued.

                  (e) All certificates surrendered to the corporation shall be canceled with the date of cancellation, and shall be retained by the Secretary, together with the powers of attorney to transfer and the assignments of the shares represented by such certificates, for such period of time as shall be prescribed from time to time by resolution of the Board.

         5.2 Record Ownership. A record of the name and address of the holder of each certificate, the number of shares represented thereby and the date of issue thereof shall be made on the corporation's books. The corporation shall be entitled to treat the holder of any share of stock as the holder in fact thereof, and accordingly shall not be bound to recognize any equitable or other


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claim to or interest in any share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

         5.3 Transfer of Record Ownership. Transfers of stock shall be made on the books of the corporation only by direction of the person named in the certificate or his or her attorney, lawfully constituted in writing, and only upon the surrender of the certificate therefor and a written assignment of the shares evidenced thereby. Whenever any transfer of stock shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the corporation for transfer, both the transferor and transferee request the corporation to do so.

         5.4 Lost, Stolen or Destroyed Certificates. Certificates representing shares of the stock of the corporation shall be issued in place of any certificate alleged to have been lost, stolen or destroyed in such manner and on such terms and conditions as the Board from time to time may authorize.

         5.5 Transfer Agent; Registrar; Rules Respecting Certificates. The corporation may maintain one or more transfer offices or agencies where stock of the corporation shall be transferable. The corporation may also maintain one or more registry offices where such stock shall be registered. The Board may make such rules and regulations as it may deem expedient concerning the issue, transfer and registration of stock certificates.

         5.6 Fixing Record Date for Determination of Stockholders of Record. The Board may fix, in advance, a date as the record date for the purpose of determining stockholders entitled to notice of, or to vote at, any meeting of the stockholders or any adjournment thereof, or the stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or to express consent to corporate action in writing without a meeting, or in order to make a determination of the stockholders for the purpose of any other lawful action. Such record date in any case shall be not more than sixty days nor less than ten days before the date of a meeting of the stockholders, nor more than sixty days prior to any other action requiring such determination of the stockholders. A determination of stockholders of record entitled to notice or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

         5.7 Dividends. Subject to the provisions of the Certificate of Incorporation, the Board may, out of funds legally available therefor at any regular or special meeting, declare dividends upon the capital stock of the corporation as and when they deem expedient. Before declaring any dividend there may be set apart out of any funds of the corporation available for dividends, such sum or sums as the Board from time to time in their discretion deem proper for working capital or as a reserve fund to meet contingencies or for equalizing dividends or for such other purposes as the Board shall deem conducive to the interests of the corporation.



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                                   Article VI

                       SECURITIES HELD BY THE CORPORATION

         6.1 Voting. Unless the Board shall otherwise order, the President shall have full power and authority, on behalf of the corporation, to attend, act and vote at any meeting of the stockholders of any corporation in which the corporation may hold stock, and at such meeting to exercise any or all rights and powers incident to the ownership of such stock, and to execute on behalf of the corporation a proxy or proxies empowering another or others to act as aforesaid. The Board from time to time may confer like powers upon any other person or persons.

         6.2 General Authorization to Transfer Securities Held by the Corporation. Unless the Board shall otherwise order, the President shall be, and he or she hereby is, authorized and empowered to transfer, convert, endorse, sell, assign, set over and deliver any and all shares of stock, bonds, debentures, notes, subscription warrants, stock purchase warrants, evidence of indebtedness, or other securities now or hereafter standing in the name of or owned by the corporation, and to make, execute and deliver, under the seal of the corporation, any and all written instruments of assignment and transfer necessary or proper to effectuate the authority hereby conferred.

                                   Article VII

                                  MISCELLANEOUS

         7.1 Signatories. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or such other person or persons as the Board may from time to time designate.

         7.2 Seal. The seal of the corporation shall be in such form and shall have such content as the Board shall from time to time determine.

         7.3 Notice and Waiver of Notice. Whenever any notice of the time, place or purpose of any meeting of the stockholders, directors or a committee is required to be given under the law of the State of Delaware, the Certificate of Incorporation or these by-laws, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the holding thereof, or actual attendance at the meeting in person or, in the case of any stockholder, by his or her attorney-in-fact, shall be deemed equivalent to the giving of such notice to such persons.

         7.4 Amendment of By-Laws.

                  (a) By Board of Directors. The by-laws of the corporation may be altered, amended or repealed or new by-laws may be made or adopted by the Board of Directors at any regular or special meeting of the Board; provided that paragraph (c) of Section 3.3 and Section 7.4(b) of these By-Laws may be altered, amended or repealed only by action of the stockholders acting pursuant to
Section 7.4(b) hereof.



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                  (b) By Stockholders. The by-laws of the corporation may also be altered, amended or repealed or new by-laws may be made or adopted by the vote of a majority in interest of the stockholders represented and entitled to vote upon the election of directors, at any meeting at which a quorum is present.

         7.5 Indemnity. The corporation shall indemnify its directors, officers, employees or agents to the fullest extent allowed by law.

         7.6 Fiscal Year. Except as from time to time otherwise determined by the Board, the fiscal year of the corporation shall end on December 31st.


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